UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 14, 2025
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2025, Mr. Ramaswami Seshasayee, a member of the Board of Directors (the “Board”) of Quaker Chemical Corporation (“the Company”) notified the Company of his retirement from the Board, effective on such date. Mr. Seshasayee served on the Company’s Board since 2019 and was a member of the Audit and Compensation and Human Resources Committees. Mr. Seshasayee’s decision to retire was voluntary and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
In connection with Mr. Seshasayee’s retirement, the size of the Board is being reduced from twelve to eleven directors, effective immediately.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 16, 2025	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
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